Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP APPOINTS CHARLES E. ZEBULA CHIEF FINANCIAL OFFICER
Company reaffirms 2023 operating earnings guidance range of $5.19 to $5.39 per share, long-term growth rate of 6% to 7% and FFO/Debt target of 14% to 15%

COLUMBUS, Ohio, Oct. 2, 2023 – American Electric Power (Nasdaq: AEP) today announced the appointment of Charles E. Zebula as executive vice president and chief financial officer, effective immediately. Zebula previously served as AEP’s executive vice president, Portfolio Optimization. He succeeds Ann P. Kelly, who is departing the company.
“Chuck’s deep understanding of our business, including his execution of large-scale strategic initiatives and the financial expertise he brings as AEP’s former Treasurer, will be critical to our success as we continue to de-risk our portfolio and navigate changing market conditions,” said Julie Sloat, AEP chair, president and chief executive officer. “His experience and collaborative leadership approach ensure our team is well-positioned to meet the unprecedented challenges facing our industry, actively manage our business and meet our stakeholder commitments.”
Sloat continued, “I would like to thank Ann for her contributions to the company, and we wish her well in her future endeavors.”
“I am honored to have the opportunity to lead AEP’s finance organization,” Zebula said. “I look forward to working closely with Julie and the rest of the executive leadership team to capture the opportunities in front of us and advance our next chapter of growth in this evolving economic and regulatory environment.”
AEP today also reaffirmed its 2023 operating earnings guidance range of $5.19 to $5.39 per share, long-term growth rate of 6% to 7% and FFO/Debt target of 14% to 15%.

About Charles E. Zebula
Zebula, 63, has served in key leadership roles of increasing responsibility during his 25-year career at AEP. Since July 2021, he has been executive vice president – Portfolio Optimization, responsible for identifying and executing AEP’s corporate strategic initiatives. Previously, Zebula served as executive vice president – Energy Supply, senior vice president – Investor Relations and Treasurer, and numerous other positions at AEP and its subsidiaries.
He has been responsible for significant strategic actions to de-risk and simplify AEP’s business profile over the past decade. This includes overseeing the $550 million sale of AEP River Operations in 2015, a $2.1 billion sale of four competitive power plants in 2017 and jointly overseeing the $1.5 billion sale of AEP’s unregulated renewables portfolio earlier this year.
Prior to joining AEP in 1998, Zebula was a senior associate for Putman, Hayes & Bartlett, an economic and management consulting firm in Washington, D.C. He also worked as a process engineer serving several industries at ICF Kaiser Engineers and GAF Corporation. Zebula earned a bachelor’s degree in mining engineering and a master’s degree in mineral processing from the Pennsylvania State University. He also received a master’s degree in industrial administration from Carnegie Mellon University.

About American Electric Power
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 225,000 miles of distribution lines to safely deliver reliable and affordable power to 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with nearly 29,000 megawatts of diverse generating capacity, including approximately 5,800 megawatts of renewable energy. The company’s plans include growing its regulated renewable generation portfolio to approximately 50% of total capacity by 2032. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and has committed to achieving net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
---
This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations and employees’ reactions to those regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of escalating global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.